    As filed with the Securities and Exchange Commission on January 28, 1994

                                                       Registration No.
        ==================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        -------------------------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              HANOVER DIRECT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                             13-0853260
  -------------------------------             -------------------
  (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)              Identification No.)

       1500 Harbor Boulevard
         Weehawken, New Jersey                        07087
  -------------------------------             -------------------
        (Address of Principal                       (Zip Code)
        Executive Offices)


                   1993 All-Employee Equity Investment Plan
                 -------------------------------------------
                            (Full title of the plan)

                            Michael P. Sherman, Esq.
                            Executive Vice President
                              and General Counsel
                              Hanover Direct, Inc.
                             1500 Harbor Boulevard
                          Weehawken, New Jersey  07087
                  ------------------------------------------
                    (Name and address of agent for service)

                               (201) 319-3400
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           Proposed         Proposed             Amount
Title of                                   maximum          maximum              of
securities                Amount           offering         aggregate            regi-
to be                     to be            price per        offering             stration
registered                registered       share(1)         price(1)             fee
- -----------------------------------------------------------------------------------------------
Common Stock,
par value $.66-2/3         300,000 shs.    $7.00            $2,100,000               $724.14
per share
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, and based on the average of the high and low prices on the American Stock Exchange on January 25, 1994.

                        Page 1 of 8 pages Exhibit Index appears
                                        on page 5

                               HANOVER DIRECT, INC.

                        Registration of Additional Securities

                 This registration is for additional securities of the same class as other securities for which a Form S-8 registration statement relating to the same employee benefit plan is effective.

                 This Form S-8 registration incorporates by reference the contents of the earlier S-8 registration statement No. 33- 58756, relating to Hanover Direct, Inc.'s 1993 All-Employee Equity Investment Plan, filed with the Securities and Exchange Commission on February 24, 1993.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on this 27th day of January, 1994.

                                                   HANOVER DIRECT, INC.



                                           By:   /s/  Jack E. Rosenfeld
                                                ---------------------------
                                                       Jack E. Rosenfeld
                                                       President and Chief
                                                       Executive Officer

                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Rosenfeld, Wayne P. Garten and Michael P. Sherman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on this 27th day of January, 1994.

        Name                             Title
        ----                             -----

/s/ Alan G. Quasha                Chairman of the Board and
- -----------------------------     Director
Alan G. Quasha


/s/ Jack E. Rosenfeld             Director, President and Chief
- -----------------------------     Executive Officer
Jack E. Rosenfeld                 (principal executive officer)



/s/ Wayne P. Garten                Executive Vice President
- -----------------------------      (principal financial officer)
Wayne P. Garten


/s/ Ralph Destino                  Director
- -----------------------------
Ralph Destino


/s/ J. David Hakman                Director
- -----------------------------
J. David Hakman


/s/ S. Lee Kling                   Director
- -----------------------------
S. Lee Kling


/s/ Theodore H. Kruttschnitt       Director
- -----------------------------
Theodore H. Kruttschnitt


/s/ Jeffrey Laikind                Director
- -----------------------------
Jeffrey Laikind


/s/ Edmund R. Manwell              Director
- -----------------------------
Edmund R. Manwell


/s/ Geraldine Stutz                Director
- -----------------------------
Geraldine Stutz


/s/ Elizabeth Valk Long            Director
- -----------------------------
Elizabeth Valk Long


/s/ Robert F. Wright               Director
- -----------------------------
Robert F. Wright

                                 EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                                Numbered
Number                                     Exhibit                       Page
- -------                                    -------                   ------------
4(a)                      Certificate of Incorporation
                          of the Company, as filed with the
                          Secretary of State of Delaware on
                          April 15, 1993.  Incorporated
                          herein by reference to the
                          Company's Registration Statement on
                          Form S-4 filed on April 19, 1993,
                          Registration No. 33-61252.                         ---

 (b)                      By-laws of the Company. Incorporated
                          herein by reference to the
                          Company's Registration Statement on
                          Form S-4 filed on April 19, 1993,
                          Registration No. 33-61252.                         ---

5                         Opinion of Whitman Breed Abbott &
                          Morgan re legality, including
                          consent of such counsel.                             4

23(a)                     Consent of Arthur Andersen & Co.                     6

  (b)                     The consent of Whitman Breed Abbott
                          & Morgan is contained in the opinion
                          filed as Exhibit 5 to this
                          Registration Statement.                            ---